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                                                                   EXHIBIT 23A
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                      CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Pacific Telesis Group on Form S-3 (for the Trust Originated Preferred Securities) of our reports dated February 23, 1995 on our audits of the consolidated financial statements and financial statement schedules of Pacific Telesis Group as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993, and 1992, which reports are included or incorporated by reference in Pacific Telesis Group's 1994 Annual Report on Form 10-K.






/s/ Coopers & Lybrand
San Francisco, California
October 19, 1995